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                                                                    EXHIBIT 23.1

                    Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-4 of TVN Entertainment Corporation (the "Company") of our report dated May 12, 1999 relating to the financial statements of the Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Century City, California

February 2, 2000